Exhibit 1.2
                             1,312,500 Shares
                                Ashland Inc.
                                Common Stock

                          Indemnification Agreement

                                February 24, 1995


Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
World Financial Center
250 Vesey Street
New York, N.Y. 10281-1305

Dear Sirs:

         Waco Oil and Gas Co., Inc., a West Virginia Corporation ("Corporate Selling Stockholder"), Ira L. Morris, and Betty Sue Morris (the "Individual Selling Stockholders") (collectively the (Selling
Stockholders"), confirm their agreement expressed in a letter dated February 6, 1995 with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), with respect to the sale, through Merrill Lynch as agent or to Merrill Lynch as principal, by the Selling Stockholders of up to 1,312,500 shares of Common Stock of Ashland Inc. (the "Securities").

         Ashland Inc. ("Company") has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33- ) and a related preliminary prospectus for the registration of the Securities under the Securities Act of 1933 (the "1933 Act"), has committed to file such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and to file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be part thereof pursuant to Rule 430(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to Merrill Lynch by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus " shall refer to such revised prospectus from and after the time it is first provided to Merrill Lynch for such use. All references in this Agreement to financial statements and schedules and other information which is "contained", "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

         1. The Selling Stockholders covenant with Merrill Lynch, for so long as Merrill Lynch acts as agent or principal in connection with the sale of the Securities, as follows:

         (a) The Selling Stockholders agree to indemnify and hold harmless Merrill Lynch, its directors, officers, employees and their agents, and each person, if any, who controls Merrill Lynch (within the meaning of
Section 15 of the 1933 Act or the 1934 Act) against any losses, claims (including any actual or threatened investigation or proceeding by any governmental agency or body), damages, liabilities or expenses whatsoever (including the reasonable costs of investigating and defending against any claims therefor and reasonable counsel fees incurred in connection therewith) as incurred to which Merrill Lynch or any such other person may become subject under the 1933 Act or the 1934 Act or otherwise which arise out of or are based on the grounds or alleged grounds (i) that the
Registration   Statement  (including,   without  limitation  any  documents
incorporated by reference therein), as amended, includes or allegedly includes an untrue statement of a material fact or omits or allegedly omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) that any preliminary prospectus or the Prospectus (including, without limitation any document(s) incorporated by reference therein), as amended or supplemented, includes or allegedly includes an untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information about the Selling Stockholders furnished to the Company by the Selling Stockholders for use in the preparation of such Registration Statement or any preliminary prospectus or Prospectus.

         (b) Merrill shall indemnify and hold harmless the Corporate Selling Stockholder, its directors, officers, employees and their agents, each person, if any, who controls the Company (within the meaning of
Section 15 of the 1933 Act or the 1934 Act) and the Individual Selling Stockholders and their agents against any losses, claims (including any actual or threatened investigation or proceeding by any governmental agency or body), damages, liabilities or expenses whatsoever (including the reasonable costs of investigating and defending against any claims therefor and reasonable counsel fees incurred in connection therewith) as incurred to which the Selling Stockholders or any such other person may become subject under the 1933 Act or the 1934 Act or otherwise which arise out of or are based on the grounds or alleged grounds (i) that the Registration Statement (including, without limitation any documents incorporated by reference therein ), as amended, includes or allegedly includes an untrue statement of a material fact or omits or allegedly omits to state a material fact required to be stated therein), or necessary in order to make the statements therein misleading, or (ii) that any preliminary prospectus or the Prospectus (including, without limitation any document(s) incorporated by reference therein, as amended or supplemented, includes or allegedly includes an untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished by Merrill Lynch to the Company for use in the preparation of such Registration Statement or any preliminary prospectus or Prospectus.

         (c) If any action or claim shall be brought or asserted against an indemnified party or parties (the "Indemnified Party") under this paragraph
(vi) in respect of which indemnity may be sought from an indemnifying party or parties (the "Indemnifying Party") under this paragraph (2) (a " Claim"), the Indemnified Party shall immediately give prompt written notice of the Claim to the Indemnifying Party, who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses; except that any delay or failure to so notify the Indemnifying Party shall only relieve the Indemnifying Party of its obligations hereunder to the extent, if any, they are prejudiced by reason of such delay or failure. The Indemnified Party shall have the right to employ separate counsel and participate in the defense of the Claim, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (I) the employment of counsel by the Indemnified Party has been authorized by the Indemnifying Party,
(ii) the Indemnified Party

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shall  have  reasonably  concluded  that there is a  conflict  of  interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such action (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party) or (iii) the Indemnifying Party shall not in fact have employed counsel to assume the defense of such action in each of which cases the fees and expenses of counsel shall be at the expense of the Indemnifying Party. An Indemnifying Party shall not be liable for any of any settlement effected without its written consent. Anything in this paragraph (vi) to the contrary notwithstanding, the Indemnifying Party shall not, without the Indemnified Party's prior written consent, settle or compromise any claim or consent to the entry of any judgment with respect to any Claim for anything other than money damages paid by the Indemnifying Party that would have any adverse affect on the Indemnified Party.

         2. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 1 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Selling Stockholders and Merrill Lynch shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by Merrill Lynch and for that portion represented by the percentage that the commission received by Merrill Lynch on the sales of the Securities bears to the sales price of such Securities, and the Selling Stockholders are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each officer, director and employee of Merrill Lynch and each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as Merrill Lynch, and the individual Selling Stockholders and the each officer, director and employee of the Corporate Selling
Stockholder, and each person, if any, who controls the Corporate Selling Stockholder within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Corporate Selling Stockholder.

         3. This Agreement shall inure to the benefit of and be binding upon Merrill Lynch and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Merrill Lynch and the Selling Stockholders and their respective successors and the controlling persons and officers, directors and employees referred to in Sections 1 and 2 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Merrill Lynch and the Selling Stockholders and their respective successors, and said controlling persons and officers, directors and employees and their heirs and legal representatives, and for the benefit or no other person, firm or corporation. No purchaser of Securities from Merrill Lynch shall be deemed to be a successor by reason merely of such purchase.

     4. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made to be performed in said State.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Selling Stockholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Merrill Lynch and the Selling Stockholders in accordance with its terms.

                                       Very truly yours,
                                       Waco Oil and Gas Co., Inc.

                                       By:  /s/ Kenneth L. Greenlief
                                       Title:  Executive Vice President
                                               and Treasurer


                                       /s/ Ira L. Morris by Kenneth L.
                                           Greenlief, Attorney-in-fact
                                       Ira L. Morris


CONFIRMED AND ACCEPTED                 /s/ Betty Sue Morris by Kenneth L.
as of the date first above written:        Greenlief, Attorney-in-fact
                                        Betty Sue Morris
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner &
   Smith Incorporated

By /s/ Charles Plohn, Jr.
      Authorized Signatory





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